Exhibit 32.02

SECTION 1350 CERTIFICATION

In connection with the GoRemote Internet Communications, Inc. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, I, Daniel W. Fairfax, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge based on a review of the Report: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

Date: November 9, 2004	By:	/s/ DANIEL W. FAIRFAX
Daniel W. Fairfax
Senior Vice President & Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to GoRemote Internet Communications, Inc. and will be retained by GoRemote Internet Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.